Exhibit 2.2

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF MISSOURI

EASTERN DIVISION

In re:
Chapter 11
ARCH COAL, INC., et al.,	Case No. 16-40120-705
(Jointly Administered)
Debtors.[1]

ORDER CONFIRMING DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Debtors’ Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated September 11, 2016 (attached hereto as Appendix A, the “Plan”),2 having been filed with this Court (the “Court”) by Arch Coal, Inc. (“Arch Coal”) and its subsidiaries that are debtors and debtors in possession in these proceedings (collectively, the “Debtors”); and the Court having entered, after due notice and a hearing, pursuant to sections 1125 and 1126 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002 and 3017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Local Rule 3017(D) of the Local Rules of the Bankruptcy Court for the Eastern District of Missouri, (the “Local Rules”) an order dated July 8, 2016 (the “Approval Order”) [ECF No. 1101] (i) approving the Debtors’ Disclosure Statement (as amended, the “Disclosure Statement”); (ii) approving solicitation and notice materials; (iii) approving forms of ballots; (iv) establishing solicitation and voting procedures; (v) establishing procedures for allowing and estimating

1  The Debtors are listed on Schedule 1 attached to the Confirmation Brief.  The employer tax identification numbers and addresses for each of the Debtors are set forth in the Debtors’ chapter 11 petitions.

2 Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan.

certain claims for voting purposes; (vi) scheduling a confirmation hearing (the “Confirmation Hearing”) and (vii) establishing notice and objection procedures; and the Debtors having provided a copy of the Disclosure Statement to all holders of Claims in Classes 1C-71C (First Lien Credit Facility Secured Claims), Classes 1D-71D (Unsecured Funded Debt Claims) and Classes 1E-71E (General Unsecured Claims) (collectively, the “Voting Classes”) as provided for by the Approval Order; and the various schedules to the Plan and Plan Supplement having been filed and served as required by the Plan; and the Confirmation Hearing having been held before the Court on September 13, 2016 after due notice to holders of Claims and Interests and other parties in interest in accordance with the Approval Order, the Bankruptcy Code and the Bankruptcy Rules; and upon all of the proceedings had before the Court and after full consideration of: (i) each of the objections to confirmation of the Plan (the “Objections”); (ii) the Memorandum of Law in Support of Confirmation of the Plan and Omnibus Reply to Objections to Confirmation filed by the Debtors, dated September 12, 2016 [ECF No. 1308] (the “Confirmation Brief”); (iii) the declarations filed in connection with confirmation of the Plan, including (a) the Declaration of John T. Drexler in Support of Confirmation of the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code [ECF No. 1309] (the “Drexler Declaration”), (b) the Declaration of Mark Buschmann in Support of Confirmation of the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code [ECF No. 1310] (the “Buschmann Declaration”) and (c) the Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [ECF No. 1300] (the “Vote Certification” and, collectively with the Drexler Declaration and the Buschmann Declaration, the “Declarations”) and the testimony contained therein and (iv) all other evidence proffered or adduced during, pleadings filed in connection with and arguments of counsel made at the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor,

IT HEREBY IS DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

1.             Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)).  The Court has jurisdiction over the Chapter 11 Cases pursuant to sections 157 and 1334 of title 28 of the United States Code.  Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code.  Confirmation of the Plan is a core proceeding pursuant to section 157(b)(2)(L) of title 28 of the United States Code, and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

2.             Commencement and Joint Administration of the Chapter 11 Cases.  On the Petition Date, each Debtor filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  The Debtors have continued in possession of their property and have continued to operate and manage their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No request has been made for the appointment of a trustee or examiner.  The Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b) and the Order Directing Joint Administration of Chapter 11 Cases entered by this Court on January 13, 2016 in each of the Debtors’ cases.  The Court entered the Order Establishing Certain Notice, Case Management and Administrative Procedures on January 21, 2016 [ECF No. 155] (the “Case Management Order”).

3.             Appointment of Statutory Committee.  On January 25, 2016 [ECF No. 184] and on July 18, 2016 [ECF No. 1113], the United States Trustee for the Eastern District of Missouri, pursuant to section 1102(a) and (b) of the Bankruptcy Code appointed certain unsecured creditors to the Creditors’ Committee to represent the interests of all unsecured creditors in these Chapter 11 Cases.  As of the date hereof, the Creditors’ Committee consists of the following seven members: (i) Bennett Management Corporation; (ii) Kinder Morgan, Inc.; (iii) Nelson Brothers, LLC and Nelson Brothers Mining Services, LLC; (iv) Pension Benefit Guaranty Corp.; (v) UMB Bank, National Association; (vi) U.S. Bank, National Association; and (vii) Wyoming Machinery Company.

4.             Judicial Notice.  The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed and orders entered thereon.  The Court also takes judicial notice of all evidence proffered or adduced and all arguments made at the hearings held before the Court during the pendency of the Chapter 11 Cases.

5.             Burden of Proof.  The Debtors, as the Plan proponents, have the burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence, and they have met that burden as further found and determined herein.

6.             Notice; Transmittal and Mailing of Materials.

(a)           Due, adequate and sufficient notice of the Disclosure Statement, the Plan and the Confirmation Hearing, along with adequate notice of the respective deadlines for voting on and filing objections to the Plan, has been given to all known holders of Claims and Interests substantially in accordance with the procedures set forth in the Approval Order, and no other or further notice is or shall be required;

(b)           The Debtors have transmitted to members of the Voting Classes solicitation packages (the “Solicitation Packages”), each containing (i) a cover letter describing the contents of the Solicitation Package, the contents of the enclosed USB flash drive and instructions for obtaining copies of any materials provided on the CD-ROM or USB flash drive at no charge, (ii) a CD-ROM or USB flash drive containing (x) the Disclosure Statement (with the Plan annexed thereto and other exhibits) and (y) the Approval Order (without exhibits), (iii) the Confirmation Hearing Notice, (iv) a Ballot, together with a pre-addressed business reply envelope and (v) a letter from the Creditors’ Committee recommending acceptance of the Plan, all in accordance with the procedures set forth in the Approval Order.  All procedures used to distribute the Solicitation Packages to the Voting Classes were fair and were conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations;

(c)           The Debtors have transmitted to members of the (i) non-voting unimpaired classes — Claims in Classes 1A-71A (Other Priority Claims), Classes 1B-71B (Other Secured Claims) — and (ii) the non-voting fully impaired classes — Claims in Classes 1F-71F (Section 510(b) Claims) and Class 1G (Interests in Arch Coal) — to the extent knowable, a notice describing such recipient’s non-voting status, the release, contained in Section 11.8 of the Plan and the means by which holders of such claims or interests could opt out of the release, and the deadline for filing objections to the Plan (the “Non-Voting Notices”) in accordance with the procedures set forth in the Approval Order;

(d)           The Debtors have served all parties in interest with, at a minimum, the Confirmation Hearing Notice;

(e)           Adequate and sufficient notice of the Confirmation Hearing and all other bar dates described in the Approval Order and the Plan has been given in accordance with the Bankruptcy Rules and the Approval Order, and no other or further notice is or shall be required; and

(f)            The filing with the Court and service of the version of the Plan attached as Appendix A to the Disclosure Statement, the filing of the Plan on September 11, 2016 and the disclosure of any further modifications to the Plan on the record at the Confirmation Hearing constitute due and sufficient notice of the Plan and all modifications thereto.

7.             Voting.  Votes on the Plan were solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code.  As evidenced by the Vote Certification, votes to accept the Plan have been solicited and tabulated fairly, in good faith and in a manner consistent with the Approval Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

8.             Plan Supplement and Schedules.  On August 26, 2016, as supplemented by an additional filing on September 6, 2016, the Debtors filed a Plan Supplement, as described in Section 15.6 of the Plan.  In addition, the Debtors filed Schedules 9.2(a) and 9.2(b) on August 8, 2016, revised Schedules 9.2(a) and 9.2(b) on September 1, 2016 and a revised Schedule 9.2(a) on September 12, 2016.  The Plan Supplement and all such schedules to the Plan comply with the terms of the Plan, and the filing and notice of such documents was good and proper in accordance with the Bankruptcy

Code, the Bankruptcy Rules, the Local Rules and the Approval Order, and no other or further notice is or shall be required.

9.             Plan Modifications (11 U.S.C. § 1127).  Subsequent to solicitation, the Debtors made certain non-material modifications to the Plan (the “Plan Modifications”).  Prior notice regarding the substance of the Plan Modifications, coupled with the filing with the Court of the Plan as modified by the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing, constitute due and sufficient notice thereof.

10.          Deemed Acceptance of Plan as Modified.  All Plan Modifications are consistent with all of the provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1125 and 1127 and Bankruptcy Rule 3019, and all holders of Claims who voted to accept the Plan and who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Plan Modifications.  No holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications.

11.          Bankruptcy Rule 3016(a).  The Plan reflects the date it was filed with the Court and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

12.          Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a)           Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)).  In addition to DIP Facility Claims, Contingent Securitization Obligations, Administrative Expense Claims, Prepetition Lender Adequate Protection Claim and Priority Tax Claims that need not be classified, the Plan classifies 497 Classes of Claims and Interests.  The Claims and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class.  Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, the classifications were not done for any improper purpose and such Classes do not unfairly discriminate between or among holders of Claims or Interests.  The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)           Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Section 3.1 of the Plan specifies that Classes 1A-71A (Other Priority Claims), Classes 1B-71B (Other Secured Claims) and Classes 2G-71G (Interests in Subsidiary Debtors) are Unimpaired by the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)           Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Section 3.1 of the Plan designates Classes 1C-71C (First Lien Credit Facility Secured Claims), Classes 1D-71D (Unsecured Funded Debt Claims), Classes 1E-71E (General Unsecured Claims), Classes 1F-71F  (Section 510(b) Claims and Classes 1G (Interests in Arch Coal) as Impaired, and Article 3 of the Plan specifies the treatment of each of these Classes of Claims and Interests under the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)           No Discrimination (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class, unless the holder of a Claim or Interest has agreed to a less favorable treatment, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)           Implementation of Plan (11 U.S.C. § 1123(a)(5)).  The Plan and the various documents and agreements set forth in the Plan Supplement and schedules and described in the Plan provide adequate and proper means for the Plan’s implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(f)            Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)).  The certificate of incorporation of Reorganized Arch Coal (the “New Certificate of Incorporation”) will prohibit the issuance of non-voting equity securities to the extent required by the Bankruptcy Code.  Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

(g)           Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  Section 10.3 of the Plan contains provisions on the manner of appointment of the directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders and public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

(h)           Additional Plan Provisions (11 U.S.C. § 1123(b)(6)).  The Plan’s provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code.

13.          Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors, as the proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.  Specifically, inter alia:

(a)           The Debtors are proper debtors under section 109(d) of the Bankruptcy Code;

(b)           The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by order of the Court; and

(c)           The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules the Local Rules and the Approval Order in transmitting the Disclosure Statement, the Plan and related documents and notices in soliciting and tabulating votes on the Plan.

(d)           Good Faith Solicitation (11 U.S.C. § 1125(e)).  Based on the record before this Court in the Chapter 11 Cases, the Debtors, the Reorganized Debtors, the DIP Agent, the DIP Lenders, Credit Suisse in connection with its activities pursuant to the CS Fee Letter (as defined in the DIP Credit Agreement), the First Lien Agent, the First Lien Lenders, the arranger and syndication agents under the First Lien Transaction Documents, the Securitization Parties, all parties to the Restructuring Support Agreement, the Creditors’ Committee and its current and former members, the Indenture Trustees and the other Released Parties referred to in Section 11.6 of the Plan have all acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the Plan, the execution and delivery of the Restructuring Support Agreement, the negotiation of, and solicitation of acceptances to, the Plan, and their participation in the activities described in section 1125 of the Bankruptcy Code and the Released Parties referred to in Section 11.6 of the Plan are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 11.6 of the Plan.

14.          Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Plan (including the Restructuring Support Agreement, the New First Lien Debt Facility Documents, the Extended Securitization Facility Documents (as defined below) and all other agreements, documents and instruments necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  The Debtors’ good faith is evident from the facts and records of the Chapter 11 Cases, the Disclosure Statement and the hearing thereon, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases.  The Plan is based upon extensive, arm’s length negotiations between and among representatives of the Debtors, the Consenting Lenders, the Creditors’ Committee, the DIP Lenders and the DIP Agent, and the First Lien Agent, and represents the culmination of months of intensive negotiations and discussions among all parties in interest.  The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and effectuating a successful reorganization of the Debtors.  Further, the Plan’s classification, indemnification, exculpation, release, settlement and injunctive provisions, including, without limitation, Sections 11.6, 11.7 11.8 and 11.9 the Plan, have been negotiated in good faith and at arm’s length, consistent with sections 105, 1123(b)(3)(A), 1123(b)(6), 1129 and 1142 of the Bankruptcy Code.

15.          Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  Subject to the provisions of Section 7.1(a) of the Plan, any payment made or to be made by any of the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.  The Debtors have agreed to pay, without the requirement for the filing of retention applications, fee applications or any other applications in the Chapter 11 Cases, the reasonable and documented fees and expenses (including attorney’s fees and fees for other retained professionals, advisors and consultants) of the Consenting Lenders, the DIP Agent and  the First Lien Agent incurred in connection with the Chapter 11 Cases, the negotiation and formulation of the Plan, the DIP Facility and all related documents, and all transactions set forth herein or necessary to implement and consummate the Plan (whether incurred before or after the Petition Date), in each case, pursuant to the DIP Order and RSA Order.

16.          Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  The identity and affiliations of the persons proposed to serve as members of the New Board were disclosed in a supplemental Plan Supplement filing on September 6, 2016, and the appointment to, or continuance in, such positions of such persons is consistent with the interests of holders of Claims against, and Interests in, the Debtors and with public policy.

17.          No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and does not require approval by any governmental regulator.  Therefore, the Plan satisfies section 1129(a)(6) of the Bankruptcy Code.

18.          Best Interests of Creditors (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The Liquidation Analysis set forth in Appendix B to the Disclosure Statement and supported in the Buschmann Declaration (a) is persuasive and credible, (b) has not been controverted by other evidence, (c) is based on sound methodology and (d) establishes that each holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

19.          Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  Classes 1A-71A (Other Priority Claims), Classes 1B-71B (Other Secured Claims) and Classes 2G-71G (Interests in Subsidiary Debtors) are all Classes of Unimpaired Claims or Interests that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  The Voting to Accept Classes (as defined in the Confirmation Brief) have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code.

20.          Treatment of DIP Facility Claims, Contingent Securitization Obligations, Administrative Expense Claims, Prepetition Lender Adequate Protection Claim and Priority Tax Claims (11 U.S.C. § 1129(a)(9)).  The treatment of DIP Facility Claims, Contingent Securitization Obligations, Administrative Expense Claims and Prepetition Lender Adequate Protection Claim pursuant to Section 2.1, Section 2.2, Section 2.3 and Section 2.4 of the Plan, respectively, satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims pursuant to Section 2.5 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

21.          Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)).  The Voting to Accept Classes are classes of Impaired Claims that have voted to accept the Plan.  The Voting to Reject Classes (as defined in the Confirmation Brief) have voted against the Plan; and the Deemed to Reject Classes (as defined in the Confirmation Brief) are not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Rejecting Classes (as defined in the Confirmation Brief), the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes.  With respect to each Debtor, without including any acceptance of the Plan by any insider, there is at least one Class of Claims that is Impaired under the Plan and has accepted the Plan.  Thus, the Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

22.          Feasibility (11 U.S.C. § 1129(a)(11)).  The evidence submitted regarding feasibility through the Declarations together with all evidence proffered or advanced at or prior to the Confirmation Hearing (a) is persuasive and credible, (b) has not been controverted by other evidence and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

23.          Payment of Fees (11 U.S.C. § 1129(a)(12)).  As provided in Section 15.4 of the Plan, all fees payable pursuant to section 1930(a) of title 28 of the United States Code, as determined by the Court, have been paid or shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

24.          Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for “retiree benefits” (as defined in section 1114 of the Bankruptcy Code) at levels established pursuant to section 1114 of the Bankruptcy

Code. On and after the Effective Date, all retiree benefits shall remain in place and will continue to be honored. Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code have been satisfied.

25.          No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).  Based upon the Declarations and all other evidence before the Court, the Plan does not discriminate unfairly and is fair and equitable with respect to all of the Rejecting Classes, as required by sections 1129(b)(1) and (2) of the Bankruptcy Code.  Thus, the Plan may be confirmed notwithstanding certain of the Debtors’ failure to satisfy section 1129(a)(8) of the Bankruptcy Code.  Upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of the Rejecting Classes.

(a)           The Plan Does Not Unfairly Discriminate Against the Rejecting Classes.  The Plan does not unfairly discriminate against the Rejecting Classes.  With respect to the difference in treatment under the Plan between the Rejecting Classes and the Accepting Classes, (a) a reasonable basis exists for any discrimination; (b) the Plan cannot be consummated without the discrimination; (c) the discrimination was proposed in good faith; and (d) the degree of discrimination is in proportion to its rationale.  As a result, there is a reasonable basis for any disparate treatment between and among Classes.  Therefore, the Plan satisfies section 1129(b)(1) of the Bankruptcy Code.

(b)           The Plan is Fair and Equitable.  The Plan is fair and equitable, in that, other than as provided with respect to Classes 2G-71G (Interests in Subsidiary Debtors), which serves to preserve the corporate structure for the benefit of all creditors, no holder that is junior to the Claims and Interests classified in the Rejecting Classes will receive or retain under the Plan any property on account of such junior interest.  Therefore, the Plan satisfies section 1129(b)(2)(C)(ii) of the Bankruptcy Code.

26.          Settlement of Claims and Causes of Action — 11 U.S.C. § 1123(b)(3).  The Plan is premised upon the Restructuring Support Agreement.  The Restructuring Support Agreement is integral to the Plan and reflects a settlement and compromise of certain Claims and Causes of Actions among the Debtors, the Consenting Lenders, the Creditors’ Committee and certain members of the Creditors’ Committee party thereto, all as more fully set forth in the Restructuring Support Agreement, the Disclosure Statement and Section 11.13 of the Plan.  The Restructuring Support Agreement reflects a consensual agreement reached after extensive arm’s length negotiations among the Debtors, the Consenting Lenders, the Creditors’ Committee and certain members of the Creditors’ Committee.  In light of (i) the uncertainty of a litigation outcome, (ii) the highly fact-sensitive nature of the claims involved, (iii) the desire of creditors to expedite receipt of their distributions, (iv) the need to fund complex litigation, which could dilute creditor recoveries and (v) the desire of creditors to expeditiously emerge from bankruptcy, and upon consideration of all the evidence submitted at the Confirmation Hearing, and the delay, expense, uncertainty and risks of continued litigation of such claims, and based upon the relevant findings of fact and conclusions of law set forth herein, the Court finds that the Restructuring Support Agreement and the compromise and settlement of Claims and Causes of Action set forth in the Plan, including, without limitation, the Causes of Action and controversies asserted in the Standing Motion and the GSO Complaint, are fair and reasonable, entered into in good faith and at arm’s length, and in the best interests of the Debtors, their estates, and creditors, and their inclusion in the Plan is a valid exercise of the Debtors’ business judgment.  In light of the foregoing, the compromise and settlement of such Claims and Causes of Action are approved pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a).  The Standing Motions and the GSO Complaint shall be deemed withdrawn with prejudice automatically on the Effective Date without any further notice to or action by the Court and Adversary Proceeding No. 16-04072 shall be closed forthwith on the Effective Date.  Further, on the Effective Date, GSO Capital (or such affiliates thereof as it may direct) shall receive $5 million from the Debtors in respect of the Debtors’ obligation to indemnify the Directing Lenders under Section 11.3 of the First Lien Credit Agreement; provided that GSO Capital shall not have elected to opt out of the releases set forth in Section 11.8 of the Plan, and thereby shall have agreed to release, upon the Effective Date, any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities against the Debtors and the First Lien Secured Parties, including the Directing Lenders, including, without limitation, the claims asserted by GSO Capital in the GSO Complaint related to the Debtors, the Chapter 11 Cases and the Exchange Offers.

27.          Only One Plan (11 U.S.C. § 1129(c)).  The Plan is the only plan of reorganization filed in the Chapter 11 Cases.  Accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

28.          Principal Purpose of the Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Plan, as evidenced by its terms, is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

29.          Satisfaction of Confirmation Requirements.  Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

30.          Implementation.  All documents and agreements necessary to implement the Plan, including, without limitation, those contained in the Plan Supplement and schedules to the Plan, and all other relevant and necessary documents have been negotiated in good faith at arm’s length and are in the best interests of the Debtors, their Estates and the Reorganized Debtors and shall, upon completion of such documentation and execution, be valid, binding and enforceable documents and agreements not in conflict with any federal or state law.

31.          Good Faith.  The Debtors, the Reorganized Debtors, the DIP Agent, the DIP Lenders, Credit Suisse in connection with its activities pursuant to the CS Fee Letter (as defined in the DIP Credit Agreement), the First Lien Agent, the First Lien Lenders, the arranger and syndication agents under the First Lien Transaction Documents, the Securitization Parties, all parties to the Restructuring Support Agreement, the Creditors’ Committee and its current and former members, the Indenture Trustees and the other Released Parties (a) acted in good faith in negotiating, formulating and proposing where applicable, the Plan and the agreements, compromises, settlements, transactions and transfers contemplated thereby, and (b) will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby in accordance with the Plan and this Confirmation Order (including, without limitation, the Restructuring Transactions set forth in Section 5.5 of the Plan and the Plan Supplement) and (ii) take the actions authorized and directed by this Confirmation Order.

32.          Assumption or Rejection of Executory Contracts and Unexpired Leases.  The Debtors have exercised their reasonable business judgment prior to the Confirmation Hearing in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article 9 of the Plan, the schedules to the Plan, the Plan Supplement, this Confirmation Order or otherwise.  Each assumption or rejection of an executory contract or unexpired lease pursuant to this Confirmation Order and in accordance with Article 9 of the Plan, or otherwise by prior order of this Court, shall be legal, valid and binding upon the applicable Reorganized Debtor and all non-Debtor entities party to such executory contract or unexpired lease (subject to the rights of the non-debtor entities party to such agreements to object to such assumption or rejection and the rights of the applicable Reorganized Debtor in response to any such objection); provided, however, that nothing in this Confirmation Order shall be construed as an Order of this Court compelling performance under any assumed contract or lease; provided, further, that nothing in the Plan or this Confirmation Order shall be deemed to be a finding or conclusion that any permit, license or other instrument listed on Schedule 9.2(a) or 9.2(b) is an  executory contract and/or unexpired lease and/or subject to section 365 of the Bankruptcy Code as a result of its being listed thereon if such permit, license or other instrument is not an executory contract and/or unexpired lease and/or not subject to section 365, and the Debtors, the Reorganized Debtors and all parties to all such permits, licenses or other instruments reserve all rights with respect thereto.

33.          Adequate Assurance.  The Debtors have provided adequate assurance of future performance for each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan.  The Debtors have cured or provided adequate assurance that the Reorganized Debtors will cure defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan.  The Plan and such assumptions, therefore, satisfy the requirements of section 365 of the Bankruptcy Code.

34.          Valuation.  In accordance with the estimated recoveries set forth in the Disclosure Statement, the enterprise value of the Debtors is insufficient to support a distribution to holders of Interests in Arch Coal (Class 1G) or Section 510(b) Claims (Classes 1F-71F).

35.          Transfers by Debtors; Vesting of Assets.  All transfers of property of the Debtors’ Estates, including, without limitation, the transfer of the New Common Stock and New Warrants, shall be free and clear of all mortgages, deeds of trust, Liens, charges, Claims, encumbrances, pledges and other interests, except as expressly provided in the Plan, this Confirmation Order, the New First Lien Debt Facility Documents or the Extended Securitization Facility Documents.  For the avoidance of doubt, “interests”, for purposes of this Confirmation Order, shall include liens, claims, encumbrances and other interests.  Pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of each of the Debtors (excluding property that has been abandoned pursuant to the Plan or an order of the Court) shall vest in each of the respective Reorganized Debtors or their successors or assigns, as the case may be, free and clear of all mortgages, deeds of trust, Liens, pledges, charges, Claims, encumbrances and other interests, except as expressly provided in the Plan, this Confirmation Order, the New First Lien Debt Facility Documents or the Extended Securitization Facility Documents.  Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law.

36.          Settlements of Claims of Interests.  In accordance with sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, except as stated otherwise in the Plan, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a holder of an Allowed Claim may have against any Debtor, or any distribution to be made on account of such an Allowed Claim.  The compromise and settlement of such Claims or controversies embodied in the Plan is in the best interests of the Debtors, their Estates and the holders of such Claims, and is fair, equitable and reasonable.  The Plan also embodies various settlements and agreements among the Debtors, the Consenting Lenders, the Creditors’ Committee, and the other parties to the Restructuring Support Agreement (the “Settling Parties”) that are integral to the Plan (the “Settlements”).  The Settlements are an integrated series of settlements reached by the Settling Parties of all Plan-related issues.  Each component of the Settlements is an integral, integrated, and inextricably linked part of the Plan that is not severable from the entirety of the Settlements and the Plan.  In consideration for the distributions and other benefits provided for under the Plan, including the release and exculpation provisions and the provisions for the payment of the Indenture Trustee Fees and Expenses, the Settlements, as set forth in the Plan, shall constitute a good faith compromise and settlement of, among other things, (i) the Exchange Transactions Claims (as defined in the Disclosure Statement) and the claims asserted in the GSO Complaint, (ii) the Lien Avoidance Claims (as defined in the Disclosure Statement), (iii) the Employee Claims (as defined in the Disclosure Statement), (iv) the value of the Debtors’ unencumbered assets, (v) the form of consideration to be distributed to holders of Allowed Claims under the Plan, (vi) the allocation of distributions among holders of General Unsecured Claims and Unsecured Funded Debt Claims under the Plan based on, among other things, the value, if any, available at Debtors against which such claims were asserted, (vii) treatment of the First Lien Lenders’ Deficiency Claim, and (viii) issues relating to the Prepetition Adequate Protection Claims (as defined in the Disclosure Statement).  The Settlements represent significant concessions from each of the Settling Parties, are fair and equitable, will avoid the cost and expense of litigation over these issues absent a settlement, and fall well above the lowest point in the range of reasonableness.  The Settlements, as incorporated in the Plan (i) are a permitted means of implementing the Plan pursuant to section 1123(b)(3) of the Bankruptcy Code; (ii) are an integral element of the transactions incorporated into the Plan; (iii) confer material benefits on, and are in the best interests of, the Debtors, the Debtors’ Estates, and their creditors; (iv) are fair and equitable and well within the range of reasonableness; and (v) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019 and other applicable law.

37.          Releases and Discharges.  The releases and discharges of Claims and Causes of Action described in the Plan, including releases of the Released Parties by the Debtors and by holders of Claims, constitute good faith compromises and settlements of the matters covered thereby and are consensual.  Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims, are fair, equitable, reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan.  Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan, (i) is within the jurisdiction of the Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (ii) is an essential means of implementing the Plan, (iii) is an integral and non-severable element of the Plan and the transactions incorporated therein, (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates and their Creditors, (v) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, (vi) is fair, equitable and reasonable and in exchange for good and valuable consideration and (vii) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

38.          New First Lien Debt Facility.  The incurrence of indebtedness, provision of guarantees and granting of collateral under the New First Lien Debt Facility and the New First Lien Debt Facility Documents are in the best interests of the Reorganized Debtors, and are necessary and appropriate for the consummation of the Plan and the operations of the Reorganized Debtors.  The deemed incurrence of the obligations under the New First Lien Debt Facility is necessary to the consummation of the Plan and the operation of the Reorganized Debtors, and constitutes reasonably equivalent value and fair consideration.  The New First Lien Debt Facility Documents were negotiated at arm’s length, and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors.  The Debtors have provided sufficient and adequate notice of the New First Lien Debt Facility and the New First Lien Debt Facility Documents to all parties in interest in the Chapter 11 Cases.  The terms and conditions of the New First Lien Debt Facility, as set forth in the New First Lien Debt Facility Documents, are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are approved.  The execution, delivery and performance by the Debtors or Reorganized Debtors, as the case may be, of any New First Lien Debt Facility Documents and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

39.          Extended Securitization Facility.  On the Effective Date, the Securitization Facility shall be extended and amended on the terms set forth in the definitive documentation (the “Extended Securitization Facility Documents”) substantially on the terms and conditions set forth in the Plan Supplement (the “Extended Securitization Facility”).  The incurrence of indebtedness, provision of guarantees and granting of collateral under the Extended Securitization Facility are in the best interests of the Reorganized Debtors, and are necessary and appropriate for the consummation of the Plan and the operations of the Reorganized Debtors.  The availability of the Extended Securitization Facility is necessary to the consummation of the Plan and the operation of the Reorganized Debtors, and constitutes reasonably equivalent value and fair consideration.  The Extended Securitization Facility was negotiated at arm’s length, and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors, and the transfers of Receivables (as defined in the Extended Securitization Facility Documents) under the Extended Securitization Facility are in good faith.  The Debtors have provided sufficient and adequate notice of the Extended Securitization Facility to all parties in interest in the Chapter 11 Cases.  The terms and conditions of the Extended Securitization Facility, as set forth in the Plan Supplement, are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are approved.  The execution, delivery or performance by the Debtors or Reorganized Debtors, as the case may be, of any Extended Securitization Facility Documents and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.  Notwithstanding any other provision of this Confirmation Order, the Administrator (as defined in the Extended Securitization Facility Documents) and the Securitization Purchasers have agreed to enter into the applicable Extended Securitization Facility Documents in express reliance on Arch Receivable being a separate and distinct legal entity, with assets and liabilities separate and distinct from those of any of the Reorganized Debtors.

40.          The Debtors have made an overwhelming and uncontroverted showing of the very substantial cost, harm, risk and prejudice to these Estates and their Creditors that would result if the Plan is not consummated.

41.          Resolution of Objections.  All parties have had a full and fair opportunity to litigate all issues raised by Objections, or which might have been raised, and the Objections have been fully and fairly litigated.  As presented at the Confirmation Hearing and as provided herein, the consensual resolutions of certain Objections, responses, statements and comments in opposition to the Plan satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules and are in the best interests of the Debtors, and are hereby approved.

42.          Waiver of Stay.  Given the facts and circumstances of the Chapter 11 Cases, it is appropriate that the 14-day stay imposed by Bankruptcy Rules 3020(e) and 7062(a) be waived.

DECREES

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

43.          Confirmation.  The Plan is approved and confirmed under section 1129 of the Bankruptcy Code.  The schedules to the Plan and the Plan Supplement are incorporated by reference into and are an integral part of the Plan.

44.          Objections.  All Objections that have not been withdrawn, waived or settled, and all reservations of rights pertaining to Confirmation of the Plan, are overruled on the merits.

45.          Plan Supplement.  The documents contained or referred to in the Plan or the Plan Supplement, including, inter alia, the New Certificate of Incorporation, the New Bylaws, the agreement governing the New Warrants, the material terms of the Extended Securitization Facility, the form of agreement governing the New First Lien Debt Facility, the Restructuring Transactions, and any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery and performance thereof by the Reorganized Debtors, are authorized and approved.  Unless the provisions of the documents contained or referred to in the Plan or the Plan Supplement provide otherwise, until such documents are finalized and executed, without further order or authorization of this Court, the Debtors, the Reorganized Debtors and their successors are authorized and empowered to make any and all modifications to all documents included as part of the Plan Supplement or otherwise contemplated by the Plan in accordance with Article 13 of the Plan.  Once finalized and executed, and upon the Effective Date, the documents comprising or contemplated by the Plan Supplement and all other documents contemplated by the Plan shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms subject to any amendments, modifications and supplements thereto without approval of this Court and, to the extent applicable, shall create, as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests purported to be created thereby.

46.          Provisions of Plan and Confirmation Order Non-Severable and Mutually Dependent.  The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are each non-severable and mutually dependent.

47.          Preparation, Delivery and Execution of Additional Documents by Third Parties.  Each holder of a Claim receiving a distribution pursuant to the Plan and all other parties in interest shall, from time to time, take any reasonable actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

48.          Solicitation and Notice.  Notice of the Confirmation Hearing complied with the terms of the Approval Order, was appropriate and satisfactory based on the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.  The solicitation of votes on the Plan complied with the solicitation procedures in the Approval Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.  Notice of the Plan Supplement and all related documents was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Plan, the Bankruptcy Code and the Bankruptcy Rules.

49.          Plan Classifications Controlling.  The classification of Claims and Interests for purposes of distributions made under the Plan shall be governed solely by the terms of the Plan.  The classifications set forth on the Ballots tendered to or returned by the Creditors in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes and (iii) shall not be binding on the Debtors or Reorganized Debtors.

50.          Treatment in Full Satisfaction.  The treatment of Claims and Interests set forth in the Plan is in full and complete satisfaction of the legal, contractual and equitable rights that each holder of a Claim or Interest may have against the Debtors, the Debtors’ Estates or their respective property, on account of such Claim or Interest.

51.          Releases of Liens.  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan (including, but not limited to, the New First Lien Debt Facility Documents and the Extended Securitization Facility Documents) or this Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns.  The DIP Agent, and each DIP Lender and holder of a Secured Claim shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.  The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

52.          Continued Organizational Existence.  Except as otherwise provided in the Plan and subject to the Restructuring Transactions, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal Entity, each with all the powers of a corporation, limited liability company, partnership, or other applicable legal entity form, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

53.          Cancellation of Existing Securities and Related Agreements, the Indentures and the First Lien Credit Agreement.

(a)           On the Effective Date, except as otherwise specifically provided for in the Plan, all rights of any holder of Claims against, or Interests in, the Debtors, including options or warrants to purchase Interests, obligating the Debtors to issue, transfer or sell Interests or any other capital stock of the Debtors, shall be canceled; provided, however, that Interests in Subsidiary Debtors shall be Reinstated.  For the avoidance of doubt, this paragraph does not pertain to Arch Receivable, as a non-debtor subsidiary, or its membership interests.  As a condition precedent to receiving any distribution on account of its Notes Claim, each record holder of Notes shall be deemed to have surrendered its Notes or other documentation underlying each Notes Claim, and all such surrendered Notes and other documentation shall be deemed to be canceled pursuant to this paragraph, except to the extent otherwise provided in the Plan.

(b)           Each Indenture shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, Claims and interests of the applicable Indenture Trustee vis-a-vis any parties other than the Debtors, (ii) allow each Indenture Trustee to receive distributions under the Plan and to distribute them to the holders of the Notes in accordance with the terms of the applicable Indenture, (iii) preserve any rights of the applicable Indenture Trustee to compensation, reimbursement and indemnification under each of the applicable Indentures solely as against any money or property distributable to holders of Notes, including any priority in respect of payment and the right to exercise any Indenture Trustee Charging Lien, (iv) permit each of the Indenture Trustees to enforce any obligation owed to them under the Plan and (v) permit each of the Indenture

Trustees to appear in the Chapter 11 Cases or in any proceeding in this Court or any other court.  Except for the foregoing, the Indenture Trustees and their respective agents shall be relieved of all further duties and responsibilities related to the Indentures and the Plan, except with respect to such other rights of such Indenture Trustees that, pursuant to the Indentures, survive the termination of the Indentures. Subsequent to the performance by each Indenture Trustee of its obligations pursuant to the Plan, each Indenture Trustee and its agents shall be relieved of all further duties and responsibilities related to the applicable Indenture.

(c)           Except as otherwise set forth herein, the First Lien Transaction Documents shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, Claims and interests of the First Lien Agent and any predecessor thereof vis-a-vis the Lenders and any parties other than the Debtors, (ii) to allow the First Lien Agent to receive distributions under the Plan and to distribute them to the First Lien Lenders in accordance with the terms of the First Lien Transaction Documents and (iii) preserve any rights of the First Lien Agent and any predecessor thereof as against any money or property distributable to holders of First Lien Credit Facility Claims, including any priority in respect of payment and the right to exercise any charging lien; provided, however, that the obligations of the Debtors under sections 5.9 and 11.3 of the First Lien Credit Agreement shall survive the Effective Date as obligations of the Reorganized Debtors and shall not be discharged or released pursuant to the Plan or this Confirmation Order; and provided further, however, that the Reorganized Debtors reserve all rights with respect to the application of such sections and any other section of the First Lien Transaction Documents to any predecessor of the First Lien Agent.  Except for the foregoing, the First Lien Agent and its respective agents shall be relieved of all further duties and responsibilities related to the First Lien Transaction Documents and the Plan, except with respect to such other rights of the First Lien Agent that, pursuant to the First Lien Transaction Documents, survive the termination of the First Lien Transaction Documents. Subsequent to the performance by the First Lien Agent of its obligations pursuant to the Plan, the First Lien Agent and its agents shall be relieved of all further duties and responsibilities related to the First Lien Transaction Documents.

54.          Authorization of New Equity Securities.  Without further act or action under applicable law, regulation, order or rule, Reorganized Arch Coal is authorized to issue the New Equity Securities on the Effective Date pursuant to the terms of the Plan, free and clear of all Liens, Claims and other Interests.  Each share of the New Common Stock and each New Warrant  issued and distributed pursuant to the Plan shall be duly authorized, validly issued and fully paid and non-assessable.  The Debtors or the Reorganized Debtors, as the case may be, are authorized to execute and deliver all documentation relating to the issuance of the aforementioned New Equity Securities and the Restructuring Transactions, and are authorized to engage in such further transactions as are determined by the Debtors (or the Reorganized Debtors) to be necessary in furtherance of the Plan.

55.                               New First Lien Credit Facility.

(a)           The Debtors and Reorganized Debtors, as applicable, are authorized in all respects, without further approval of the Court or any other party, subject to the consent rights of the Majority Consenting Lenders, to (i) execute and deliver, or cause to be executed and delivered, the New First Lien Debt Facility Documents, and to perform their obligations thereunder, including, but not limited to, any documents related to the loans and other extensions of credit contemplated by the New First Lien Debt Facility, any guarantees thereof and any other documents executed in connection therewith, (ii) to grant Liens to secure such loans, other extensions of credit, and guarantees, (iii) incur the indebtedness under the New First Lien Debt Facility Documents, and (iv) perform all other obligations under the New First Lien Debt Facility Documents, including the payment of all fees, expenses, losses, damages, indemnities and other amounts provided under the New First Lien Debt Facility Documents.

(b)           The obligations under the New First Lien Debt Facility shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, and the New First Lien Debt Facility and the New First Lien Debt Facility Documents shall be enforceable in accordance with their terms.  The Debtors’ or Reorganized Debtors’, as applicable, entry on the Effective Date into the New First Lien Debt Facility and the New First Lien Debt Facility Documents, are approved in all respects by virtue of entry of this Confirmation Order, in accordance with the Bankruptcy Code and applicable state law (including, but not limited to, section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the applicable business organizations law or code of each other state in which the Reorganized Debtors are incorporated or organized) and without the need for any further corporate action or any further action by holders of Claims or Interests in the Debtors or the Reorganized Debtors or stockholders, directors, members or partners of the Debtors or the Reorganized Debtors, and with like effect as if such actions had been taken by unanimous actions thereof.

(c)           Each of the Reorganized Debtors, without any further action by the Court or each respective Reorganized Debtors’ officers, directors or stockholders, is hereby authorized and directed to enter into, and take such actions as necessary to perform under, or otherwise effectuate, the New First Lien Debt Facility and the New First Lien Debt Facility Documents, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation, continuation or perfection of Liens or other security interests in connection therewith.

(d)           On the Effective Date, all of the Liens and security interests to be granted pursuant to the New First Lien Debt Facility and the New First Lien Debt Facility Documents shall be (i) deemed to be approved, (ii) legal, valid, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New First Lien Debt Facility and the New First Lien Debt Facility Documents and with the priorities established in respect thereof under applicable non-bankruptcy law, and (iii) deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New First Lien Debt Facility and the New First Lien Debt Facility Documents.  The guarantees, mortgages, deeds of trust, pledges, Liens and other security interests granted pursuant to or in connection with the New First Lien Debt Facility and the New First Lien Debt Facility Documents, the payment of fees contemplated thereunder, and the execution and consummation of the New First Lien Debt Facility and the New First Lien Debt Facility Documents have been and are being undertaken are granted in good faith, for good and valuable consideration, for reasonably equivalent value and for legitimate business purposes as an inducement to lenders to extend credit thereunder and are reasonable and shall be, and hereby are, deemed not to constitute a preferential transfer, fraudulent conveyance, fraudulent transfer or other voidable transfer and shall not otherwise be subject to avoidance, recharacterization or subordination for any purpose whatsoever under the Bankruptcy Code or any other applicable non-bankruptcy law, and the priorities of such Liens and security interests will be as set forth in the New First Lien Debt Facility and the New First Lien Debt Facility Documents.

(e)           The Reorganized Debtors and the secured parties (and their designees and agents) under the New First Lien Debt Facility Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to evidence, establish, continue and perfect such Liens and other security interests under the provisions of the applicable state, provincial, federal or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection of the Liens and other security interests granted under the New First Lien Debt Facility Documents, or the continuation thereof, shall occur automatically by virtue of the entry of this Confirmation Order and consummation of the New First Lien Debt Facility, and any such filings, recordings, approvals and consents shall not be necessary or required as a matter of law to perfect or continue the perfection of such Liens and other security interests), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and other security interests to third parties.

(f)            Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern any disputes arising or asserted under, or any enforcement action or rights or remedies taken or exercised in connection with any documentation executed in connection with the New First Lien Debt Facility or any Liens or other security interests related thereto.

56.          Extended Securitization Facility.

(a)           The entry of Arch Coal, Arch Sales and the other Reorganized Debtors, as applicable, on the Effective Date into the Extended Securitization Facility and all other actions to be taken, documents to be executed, undertakings to be made and obligations to be incurred by these Reorganized Debtors shall be authorized and approved in all respects by virtue of entry of this Confirmation Order, in accordance with the Bankruptcy Code and applicable state law (including, but not limited to, section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the applicable business organizations law or code of each other state in which the Reorganized Debtors are incorporated or organized) without further approval of the Court and without the need for any further corporate action or any further action by holders of Claims or Interests in the Debtors or the Reorganized Debtors or stockholders, directors, members or partners of the Debtors or the Reorganized Debtors, and with like effect as if such actions had been taken by unanimous actions thereof.

(b)           Each of the Reorganized Debtors party to the Extended Securitization Facility, without any further action by the Court or each respective Reorganized Debtors’ officers, directors or stockholders, is hereby authorized and directed to enter into, and take such actions as necessary to perform under, or otherwise effectuate, the Extended Securitization Facility, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation, continuation or perfection of Liens or other security interests in connection therewith.

(c)           The Reorganized Subsidiary Debtors party to the Extended Securitization Facility are expressly authorized to transfer, and shall be deemed to have transferred, free and clear of all interests of themselves or their respective creditors, the Receivables (as defined in the Extended Securitization Facility Documents) to Arch Coal, and Arch Coal is expressly authorized to transfer, and shall be deemed to have transferred, free and clear of all interests of itself or its creditors, pursuant to sections 363(b)(1) and (f) of the Bankruptcy Code, to the extent such sections are applicable, the Receivables (as defined in the Extended Securitization Facility Documents) to Arch Receivable in each case without recourse (except to the extent provided in the Extended Securitization Facility Documents).  For the avoidance of doubt, “interests”, for purposes of this Confirmation Order, shall include liens, claims, encumbrances and other interests.  Such transfers pursuant to the Extended Securitization Facility Documents, whether occurring prior to or subsequent to the Effective Date, shall constitute true sales under applicable non-bankruptcy law and are hereby deemed true sales and were or will be for fair consideration and are not otherwise voidable or avoidable.  Arch Receivable purchases the Receivables in good faith without knowledge of any adverse claim against, interest in, lien on, or defense to payment of, such Receivable.

(d)           The performance by Arch Coal, Arch Sales, the applicable Reorganized Subsidiary Debtors and Arch Receivable of their respective obligations under the Extended Securitization Facility Documents, and the consummation of the transactions contemplated by the Extended Securitization Facility Documents, and the conduct by

Arch Coal, Arch Sales, the applicable Reorganized Subsidiary Debtors and Arch Receivable of their respective businesses, whether occurring prior to or subsequent to the Effective Date, do not, and shall not, provide a basis for (a) a substantive consolidation of the assets and liabilities of any or all of the Arch Sales, Arch Coal and/or the applicable Reorganized Subsidiary Debtors with the assets and liabilities of Arch Receivable or (b) a finding that the separate corporate identities of such parties may be ignored.

(e)           On the Effective Date, (i) the lenders, trustees or administrators thereunder, as applicable, shall continue to have legal, valid, binding, perfected and enforceable Liens on. and other security interests in, the collateral specified in the Extended Securitization Facility; and (ii) Arch Receivable shall continue to have legal, valid, binding, perfected and enforceable Liens on, and other security interests in, Receivables (as defined and specified in the Extended Securitization Facility Documents).  The Liens and other security interests granted pursuant to or in connection with the Extended Securitization Facility, the payment of fees contemplated thereunder and the execution and consummation of the Extended Securitization Facility have been and continue to be granted in good faith, for good and valuable consideration, for reasonably equivalent value and for legitimate business purposes as an inducement to lenders to extend the Extended Securitization Facility and are reasonable and shall be, and hereby are, deemed approved and not to constitute a preferential transfer, fraudulent conveyance, fraudulent transfer or other voidable transfer and shall not otherwise be subject to avoidance, recharacterization or subordination for any purpose whatsoever under the Bankruptcy Code or any other applicable non-bankruptcy law.

(f)            Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern any disputes arising or asserted under, or any enforcement action or rights or remedies taken or exercised in connection with any documentation executed in connection with the Extended Securitization Facility or any Liens or other security interests related thereto.

(g)           Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Contingent Securitization Obligations shall survive the Effective Date on an unsecured basis and shall not be discharged or released pursuant to the Plan or this Confirmation Order and the Securitization Documents shall continue in full force and effect with respect to any obligations thereunder governing the Contingent Securitization Obligations.  An agreed-upon reserve shall be established in respect of contingent indemnification obligations arising under the Securitization Facility as to which a claim has been asserted.  After the Effective Date, the Reorganized Debtors shall continue to reimburse the Securitization Parties for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the Securitization Parties after the Effective Date in accordance with the Securitization Documents and the Securitization Order.

57.          Certain Reclamation Obligations.

(a)           In accordance with the Stipulation and Order Concerning Debtors’ Reclamation Bonding of their Surface Coal Mining Operations in Wyoming [ECF No. 432], the $75 million superpriority claim of the State of Wyoming and the Wyoming Department of Environmental Quality against each of Arch Western Resources, LLC,

Thunder Basin Coal Company, L.L.C., Arch of Wyoming, LLC and Energy Development Co. shall terminate on the Effective Date.

(b)           No later than 15 days after the Effective Date, Arch Western Resources, LLC, Thunder Basin Coal Company, L.L.C., Arch of Wyoming, LLC and Energy Development Co. shall have replaced all former self-bonds relating to reclamation obligations in the State of Wyoming with surety, cash or collateralized financial assurances.

58.          Restructuring Transactions.

(a)           On the Effective Date, contemporaneously with the cancellation and discharge of all Claims pursuant to the Plan and the issuance of the New Common Stock and the New Warrants, the Reorganized Debtors may effect corporate restructurings of their respective businesses, including actions acceptable to the Majority Consenting Lenders in their reasonable discretion to simplify, reorganize and rationalize the overall reorganized organizational structure of the Reorganized Debtors (together, the “Restructuring Transactions”).  The Restructuring Transactions may include (i) dissolving companies or creating new companies, (ii) merging, dissolving, transferring assets or otherwise consolidating any of the Debtors in furtherance of the Plan, or engaging in any other transaction in furtherance of the Plan, (iii) executing and delivering appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, liquidation, domestication, continuation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (iv) executing and delivering appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, debt or obligation on terms consistent with the terms of the Plan; (v) filing appropriate certificates or articles of merger, consolidation or dissolution or other filings or recordings pursuant to applicable state law; and (vi) taking any other action acceptable to the Majority Consenting Lenders in their reasonable discretion in connection with such organizational restructurings.  In each case in which the surviving, resulting or acquiring Entity in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring Entity will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, including the assumption of the surviving obligations to the First Lien Agent, First Lien Lenders, DIP Agent and the DIP Lenders as set forth herein or in the Plan, and paying or otherwise satisfying the applicable Allowed Claims.  Implementation of any Restructuring Transactions shall not affect any performance obligations, distributions, discharges, exculpations, releases or injunctions set forth in the Plan.

(b)           No provision in the Plan or this Confirmation Order relieves the Debtors or the Reorganized Debtors from the obligation to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the Federal Communications Commission (“FCC”).  No transfer of control of the Debtors or transfer of any federal licenses or authorizations issued by the FCC shall take place prior to the issuance of FCC regulatory approval for such transfer of control or transfer of licenses or authorizations pursuant to applicable FCC regulations.  The FCC’s rights and powers to take any action pursuant to its regulatory authority, including, but not limited to, imposing any regulatory conditions on such transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

(c)           The Debtors or the Reorganized Debtors, as the case may be, are hereby authorized to execute and deliver such contracts, instruments, certificates, agreements and documents (collectively, the “Restructuring Documents”) to make such filings under state law or applicable law and to take such other actions as any appropriate officer may determine to be necessary, appropriate or desirable to effect the transactions contemplated by Section 5.5(d) of the Plan.  Each appropriate officer of each Debtor or Reorganized Debtor is authorized to execute, deliver, file and have recorded any of the Restructuring Documents and to take such other actions on behalf of such Debtor or Reorganized Debtor as such person may determine to be required, appropriate or desirable under state law or any other applicable law in connection with the Restructuring Transactions, and the appropriate officers of each Debtor or Reorganized Debtor are authorized to certify or attest to any of the foregoing actions.  The execution and delivery or filing of any such Restructuring Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person to so act.  Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Restructuring Document.  This Confirmation Order is declared to be in recordable form and shall be accepted by any filing or recording officer of any applicable governmental authority or department without any further orders, certificates or other supporting documents.

59.          Corporate Action.

(a)           On and after the Effective Date, the adoption, filing, approval and ratification, as necessary, of all limited liability company, corporate or related actions contemplated hereby for each of the Reorganized Debtors, including the Restructuring

Transactions, shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption and filing of the New Certificate of Incorporation and New Bylaws, (ii) the adoption and filing of certificates of incorporation and other organizational documents of the Reorganized Debtors, (iii) the issuance of the New Equity Securities, (iv) the Restructuring Transactions to be effectuated pursuant to the Plan and (v) the qualification of any Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualifications.

(b)           All matters provided for in the Plan involving the organizational structure of any Debtor or any Reorganized Debtor, or any limited liability company or corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.

(c)           On and after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

60.          New Board.  Pursuant to Section 10.3 of the Plan, immediately on the Effective Date, the term of the current members of the Board shall expire and the Persons proposed to serve as members of the New Board, as identified in the supplemental Plan Supplement filing on September 6, 2016, shall be the members of the New Board.

61.          Securities Laws Exemption.  To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance and distribution of the New Equity Securities (including the issuance of New Common Stock upon the exercise of New Warrants) shall be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution or sale of securities, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act.  In addition, any securities contemplated by the Plan and any and all agreements incorporated therein, including the New Equity Securities, shall be subject to compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such New Equity Securities and applicable regulatory approval, if any.

62.          Distributions Under the Plan.  All distributions under the Plan shall be made in accordance with Article 6 of the Plan.

63.          Unclaimed Distributions.  All distributions under the Plan that remain unclaimed for one year after attempted distribution shall indefeasibly revert to Reorganized Arch Coal.  Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall remain discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.  Notwithstanding the foregoing, if GUC Cash Distributions that remain unclaimed for one year after attempted distribution exceed, in the aggregate, $200,000, such undeliverable distributions shall be distributed to the holders of Allowed General Unsecured Claims in accordance with Section 3.2(e) of the Plan.

64.          Disputed Claims.  On and after the Effective Date, the Reorganized Debtors shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw any objections to all Claims against the Debtors and to compromise and settle any such Disputed Claims without notice to or approval by the Court or any other party; provided, however, that for so long as the Claims Oversight Committee is in existence, the Claims Oversight Committee shall have consent rights with respect to any claim settlement pursuant to which the Reorganized Debtors propose to grant a Creditor an Allowed General Unsecured Claim in an amount exceeding $5 million.  Notwithstanding any other provision in the Plan, no payments or distributions shall be made for a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

65.          Other Administrative Claim Bar Date.  All requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the provisions of Section 7.1 of the Plan) must be filed with the Solicitation and Claims Agent and served on counsel for the Debtors and Reorganized Debtors by the Administrative Expense Claim Bar Date.  Any requests for payment of Administrative Expense Claims pursuant to Section 7.2 of the Plan that are not properly filed and served by the Administrative Expense Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Court.  Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that  are for goods or services provided to the Debtors in the ordinary course of business,  previously have been Allowed by Final Order of the Court, including the DIP Order,  are for Cure amounts,  are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors or the Reorganized Debtors to any Governmental Unit or  the Debtors or Reorganized Debtors have otherwise agreed in writing do not require such a filing.

66.          Approval of Assumption or Rejection of Executory Contracts.  Entry of this Confirmation Order shall, subject to the occurrence of the Effective Date, constitute approval, to the extent applicable, (i) pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Article 9 of the Plan, (ii) pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption and assignment of the executory contracts and unexpired leases assumed and assigned pursuant to Article 9 of the Plan, and (iii) pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Article 9 of the Plan; provided, however, that nothing in this Confirmation Order shall be construed as an Order of this Court compelling performance under any assumed contract or lease.

67.          Inclusiveness.  Each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, acquisition or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights or remedies related to such premises, unless any of the foregoing agreements has been or is rejected pursuant to an order of the Court or is otherwise rejected as part of the Plan.

68.          Notice of Assumption and Rejection of Executory Contracts and Unexpired Leases Assumed Under the Plan.  The filing of the Plan and the schedules thereto and the publication of notice of the entry of this Confirmation Order provide adequate notice of the assumption, assumption and assignment and rejection of executory contracts and unexpired leases pursuant to Article 9 of the Plan (both for contracts and leases that appear on any of those schedules and for contracts and leases assumed or rejected by category or default).

69.          Cure of Defaults.  The parties to each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Plan were afforded good and sufficient notice of such assumption or assumption and assignment and an opportunity to object and be heard.  Treatment Objections shall be resolved in accordance with Section 9.4(c) of the Plan.  In accordance with Section 9.4(d) of the Plan, if a Treatment Objection is filed with respect to any executory contract or unexpired lease sought to be assumed or rejected by any of the Reorganized Debtors, the Reorganized Debtors reserve the right (i) to seek to assume or reject such agreement at any time before the assumption, rejection or assignment of, or Cure for, such agreement is determined by Final Order and (ii) to the extent a Final Order is entered resolving a dispute as to Cure or the permissibility of assignment (but not approving the assumption of the executory contract or unexpired lease sought to be assumed), to seek to reject such agreement within 14 calendar days after the date of such Final Order, in each case by filing with the Court and serving upon the applicable Assumption Party or Rejection Party, as the case may be, a Notice of Intent to Assume or Reject.

70.          Treatment Objection Deadline.  With respect to an executory contract or unexpired lease sought to be assumed, rejected or deferred pursuant to the Plan, the Treatment Objection Deadline shall be the deadline for filing and serving a Treatment Objection, which deadline shall be 4:00 p.m. (prevailing Central Time) on (i) for an executory contract or unexpired lease listed on Schedule 9.2(a) or 9.2(b) of the Plan, the 14th calendar day after the relevant schedule is filed and notice thereof is mailed, (ii) for an executory contract or unexpired lease the proposed treatment of which has been altered by an amended or supplemental Schedule 9.2(a) or 9.2(b) of the Plan, the 14th calendar day after such amended or supplemental schedule is filed and notice thereof is mailed, (iii) for an executory contract or unexpired lease for which a Notice of Intent to Assume or Reject is filed, the 14th calendar day after such notice is filed and mailed and (iv) for any other executory contract or unexpired lease, including any to be assumed or rejected by category pursuant to Section 9.1 or Section 9.3 of the Plan (without being listed on Schedule 9.2(a) or 9.2(b)), the deadline for objections to Confirmation of the Plan established pursuant to the Approval Order or other applicable order of the Court.

71.          Rejection Claims and Rejection Bar Date.  Any Rejection Claim must be filed with the Claims Agent by the earlier of (i) the Rejection Bar Date and (ii) 30 days after the entry of this Confirmation Order (the “Confirmation Bar Date”).  Any Rejection Claim for which a Proof of Claim is not properly filed and served by the Rejection Bar Date or the Confirmation

Bar Date, as applicable, shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective Estates or properties.  The Debtors or the Reorganized Debtors may contest any Rejection Claim in accordance with Section 8.1 of the Plan.

72.          Adequate Assurance for Counterparties to Executory Contracts Assumed Under the Plan.  Subject only to the occurrence of the Effective Date, to the extent applicable, all counterparties to all executory contracts and unexpired leases of the Debtors assumed or assumed and assigned in accordance with Article 9 of the Plan are deemed to have been provided with adequate assurance of future performance pursuant to section 365(f) of the Bankruptcy Code.

73.          Sureties.

(a)           Subject to the terms of the first paragraph of Section 9.3 of the Plan, each Surety Bond shall be deemed assumed with the Surety’s consent effective as of the Effective Date and each Reorganized Debtor party thereto shall pay any and all premium and other obligations due or that may become due on or after the Effective Date; provided that, in lieu of the assumption of a Surety Bond, a Surety may elect to issue a name-change rider to any such Surety Bond or to issue new surety bonds naming the applicable Reorganized Debtor as permittee/principal.  Additionally, as specified in Section 11.4(d) of the Plan, each obligation of a Debtor that is covered by a Surety Bond, including, but not limited to, obligations of the Debtors to various Governmental Units for reclamation of mines, are not being released, discharged, precluded or enjoined by the Plan or the Confirmation Order and shall remain obligations of the applicable

Reorganized Debtor as of the Effective Date.  Nothing contained in Section 9.3(a) of the Plan shall constitute or be deemed a waiver of any Cause of Action that any Debtor may hold against any entity.  On the Effective Date, provided that all unpaid premiums and loss adjustment expenses that are due to a Surety as of the Effective Date are paid to the applicable Surety, all associated Proofs of Claim on account of or in respect of any agreement with such Surety covered by Section 9.3(a) of the Plan shall be deemed withdrawn automatically and without further notice to or action by the Court.

(b)           Each Reorganized Debtor shall be deemed to have assumed as of the Effective Date, and shall continue to perform under, any of its indemnity agreements in place with each such Surety immediately prior to the Petition Date (the “Indemnity Agreements”).  To the extent that Restructuring Transactions create new corporate entities or change the relative corporate position of Arch Coal as parent, then each new corporate entity and/or the new corporate parent will execute an Indemnity Agreement.  In addition to the foregoing assumption of the Indemnity Agreements, each applicable Reorganized Debtor shall enter into a new indemnity agreement with Arch Insurance Company, Fidelity & Deposit Company of Maryland, Lexon Insurance Company, Ironshore Indemnity, Inc. and Bond Safeguard Insurance Company, and Westchester Fire Insurance Company, which agreements shall be on the same terms and conditions as the existing Indemnity Agreements with such Surety except as otherwise agreed by the Reorganized Debtors in their sole discretion.  Failure to expressly identify any Indemnity Agreement in any schedule pursuant to Section 9.2 of the Plan shall not imply the rejection or failure to assume that agreement.   Notwithstanding any other provision of the Plan, all letters of credit, proceeds from drawn letters of credit, if any, or other collateral issued to the Sureties as security for a Debtor’s and/or Reorganized Debtor’s obligations under an existing or new Surety Bond or Indemnity Agreement shall remain in place to secure against any “loss” or “default” (as defined in the applicable Indemnity Agreement) incurred by the respective Surety in accordance with the applicable assumed Indemnity Agreement, and the Sureties’ respective rights to draw on such letters of credit pursuant to the applicable Indemnity Agreement shall remain unaffected.

(c)           Notwithstanding any other provisions of the Plan or Confirmation Order, nothing in the injunction and release provisions of the Plan, including Sections 11.4, 11.8 and 11.9 of the Plan, shall be deemed to apply to the Sureties or to the Sureties’ claims, nor shall these provisions be interpreted to bar, impair, alter, diminish or enlarge the rights or obligations of the Sureties vis-a-vis any parties other than the Debtors or the Reorganized Debtors, or prevent or otherwise limit the Sureties from exercising their rights under any of the Surety Bonds, letters of credit, Indemnity Agreements, Surface Mining Control and Reclamation Act or the common law of suretyship.

74.          Operation as of the Effective Date.  As of the Effective Date, unless otherwise provided in the Plan or this Confirmation Order, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

75.          Discharge of Claims and Termination of Interests.  Except as otherwise specifically provided in the Plan or this Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made thereunder shall discharge all existing debts of, and

Claims against, the Debtors and shall terminate all Interests in the Debtors, as well as all interests of any kind, nature or description whatsoever in or against any of the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as otherwise specifically provided in the Plan or this Confirmation Order, immediately upon the occurrence of the Effective Date, all existing Claims against the Debtors and Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Interests (and all representatives, trustees or agents on behalf of each holder) shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assigns, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a Proof of Claim and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.  This Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of and Interests in the Debtors, subject to the occurrence of the Effective Date.

76.          Discharge of Debtors. Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise specifically provided in the Plan or this Confirmation Order, each holder (as well as any representatives, trustees or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such Persons and Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against, or terminated Interest in, the Debtors.

77.          Governmental Units.  Nothing in the Plan or this Confirmation Order (i) releases, discharges, exculpates, precludes, or enjoins the enforcement of: (A) any liability or obligation to, or any Claim or any Cause of Action by, a Governmental Unit under any applicable  Environmental Law to which any Reorganized Debtor is subject to the extent that it is the owner, lessee, permittee, controller, or operator of real property or a mining operation after the Effective Date (whether or not such liability, obligation, Claim, or cause of action is based in whole or part on acts or omissions prior to the Effective Date); (B) the obligations under the Consent Decrees in United States et al. v. Arch Coal, Inc., et al., 2:11-cv-00133 (S.D. W.Va.) and United States et al. v. Arch Coal, Inc., et al., 2:15-cv-11838 (S.D. W.Va.); (C) any liability to a Governmental Unit under Environmental Law, the Mine Act, any state mine safety law, ERISA or other applicable police or regulatory law, in each case, that is not a Claim; (D) any liability or obligation of the Debtors, the Reorganized Debtors, or any predecessor thereto under the Black Lung Benefits Act, 30 U.S.C. §§ 901-944, or any liability or obligation of any Person or Entity under any insurance policy, letter of credit, or other instrument securing any liability or obligation of the Debtors, the Reorganized Debtors, or any predecessor thereto under the Black Lung Benefits Act; (E) any Claim of a Governmental Unit under any Environmental Law, ERISA, or other applicable police or regulatory law, in each case, arising after the Effective Date; (F) any liability to a Governmental Unit on the part of any Person or Entity other than the Debtors or Reorganized Debtors, or any claim assertable by a Governmental Unit against any Person or Entity other than the Debtors or Reorganized Debtors; (H) any liability under Environmental Law or ERISA on the part of any Entity other than the Debtors or Reorganized

Debtors; or (I) any valid right of setoff or recoupment by any Governmental Unit; (ii) shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding clause (i) hereof, or shall divest any tribunal of any jurisdiction it may have under Environmental Law, ERISA or other applicable police or regulatory law to adjudicate any defense asserted under the Plan or this Confirmation Order; or (iii) authorizes the transfer or assignment of any (A) license, (B) permit, (C) registration, (D) lease, (E) authorization, (F) approval, (G) agreement, (H) contract, (I) deed restriction or (J) institutional control, in each case, with a Governmental Unit, or the discontinuation of any obligation thereunder, without compliance with any and all applicable legal requirements and approvals under non-bankruptcy laws and regulations.  Notwithstanding clauses (i) and (ii) hereof, and for the avoidance of doubt, any civil penalty payable under Section V of the Consent Decree in United States et al. v. Arch Coal, Inc. et al., 2:15-cv-11838 (S.D. W. Va.) may only be enforceable against the Debtors as a General Unsecured Claim under the Plan.

78.          Certain Environmental Obligations.  Nothing in the Plan or this Confirmation Order, shall (i) release, waive, or discharge any liability or obligation of the Debtors sought to be enforced pursuant to Ohio Valley Environmental Coalition, et al. v. Mingo Logan Coal Company, LLC, Civil Action No. 2:15-cv-11150 (S.D. W. Va.) or Ohio Valley Environmental Coalition, et al. v. Coal-Mac, Inc., Civil Action No. 3:15-cv-15232 (S.D. W. Va.) or (ii) preclude the prosecution of such liabilities or obligations against the Reorganized Debtors to the fullest extent permitted by applicable law from and after the Effective Date, in the case of each of (i) and (ii), solely to the extent such liability or obligation is not a Claim.

79.          PBGC and Pension Plans.  No provision of the Plan, this Confirmation Order or section 1141 of the Bankruptcy Code shall be construed to discharge, release or relieve any party, in any capacity, from liabilities under any law or regulatory provision with respect to the Pension Plans.  The PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan, this Confirmation Order or section 1141 of the Bankruptcy Code.

80.          Term of Injunction or Stay.  Unless otherwise provided in the Plan or this Confirmation Order, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

81.          Exculpation.  As provided for in Section 11.6 of the Plan, and except as otherwise specifically provided in the Plan or this Confirmation Order, none of the Released Parties shall have or incur any liability to any holder of a Claim, Cause of Action or Interest for any act or omission in connection with, related to or arising out of, the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, release or document created or entered into in connection with the Plan or in the Chapter 11 Cases (including the Plan Supplement, the DIP Facility, the Restructuring Support Agreement and, in each case, any documents related thereto), the pursuit of confirmation of the Plan, the consummation of the Plan, the preparation and distribution of the Disclosure Statement, the offer, issuance and distribution of any securities issued or to be issued under or in connection with the Plan, any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors or the administration of the Plan or the property to be distributed under the Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence. Each Released Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

82.          Release by the Debtors.  As provided for in Section 11.7 of the Plan, pursuant to section 1123(b) of the Bankruptcy Code, to the maximum extent permitted by applicable law, and except as otherwise specifically provided in the Plan (including Section 11.12 of the Plan) or this Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation with and contributions to the Chapter 11 Cases and the Plan, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors and their Estates from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that the Debtors, the Reorganized Debtors, their Estates or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity or that any holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, their Estates or the Reorganized Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Exchange Offers, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Support Agreement, the DIP Facility, the Loan Documents (as defined in the First Lien Credit Agreement), the New First Lien Debt Facility Documents, the Extended Securitization Facility Documents or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct, actual fraud or gross negligence; provided, however, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, then the release set forth in Section 11.7 of the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided further that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority or secured status of any prepetition or ordinary course administrative Claim against the Debtors, (ii) any release or indemnification provided for in any settlement or granted under any other court order, (iii) any action by the DIP Agent or DIP Lenders to enforce their rights under the DIP Facility relating to Contingent DIP Obligations, (iv) any action by the First Lien Agent or the First Lien Lenders to enforce their rights under Sections 5.9 or 11.3 of the First Lien Credit

Agreement or (v) any action by the Securitization Parties to enforce their rights under the Securitization Documents or in relation to the Contingent Securitization Claims, provided that, in the case of (i) through (v), the Debtors shall retain all defenses related to any such action.  Notwithstanding anything to the contrary in the foregoing, the releases set forth in Section 11.7 of the Plan do not release any post-Effective Date obligations of any of the Released Parties under the Plan, any of the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed in connection with the Plan.

83.          Voluntary Releases by the Holders of Claims and Interests.  As provided for in Section 11.8 of the Plan, except as otherwise specifically provided in the Plan or this Confirmation Order, on and after the Effective Date, for good and valuable consideration, holders of Claims that (i) are deemed to have accepted or rejected the Plan or vote to accept or reject the Plan and (ii) are provided with a notice or Ballot, as applicable, providing them with the right to opt out of the releases contained in Section 11.8 of the Plan and (iii) do not elect to exercise such right shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all Claims, interests, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including those Avoidance Actions, Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the

Debtors, the Reorganized Debtors, the Estates, the restructuring, the Chapter 11 Cases, the DIP Facility, the Loan Documents (as defined in the First Lien Credit Agreement), the Exchange Offers, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Restructuring Support Agreement, the DIP Credit Agreement, the Plan Supplement, the New First Lien Debt Facility Documents, the Extended Securitization Facility Documents or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided that any holder of a Claim that elects to opt out of the releases contained in Section 11.8 of the Plan shall not receive the benefit of the releases set forth in Section 11.8 of the Plan (even if for any reason otherwise entitled); and provided further that any Person who (A) is or was a participant in the Arch Coal, Inc. Thrift Savings Plan, (B) is provided with a notice or Ballot in connection with a Claim unrelated to the Arch Coal, Inc. Thrift Savings Plan and (C) does not elect to opt out of the releases contained in Section 11.8 of the Plan on such notice or Ballot, shall not be deemed to have provided the releases contained in Section 11.8 of the Plan of any Claim as a class member in connection with Douglas R. Roe, et al., v. Arch Coal, Inc., et al., Case No. 4:15-CV-910 (CEJ)

(the “ERISA Litigation”).  Notwithstanding anything to the contrary in the foregoing, the releases set forth in Section 11.8 of the Plan do not release any post-Effective Date obligations of any of the Released Parties under the Plan, any of the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

84.          Injunction.  Except as otherwise specifically provided in the Plan or this Confirmation Order, all Persons and Entities who have held, hold or may hold Claims, interests, Causes of Action, Interests or liabilities that: (i) are subject to compromise and settlement pursuant to the terms of the Plan; (ii) have been released pursuant to Section 11.7 of the Plan; (iii) have been released pursuant to Section 11.8 of the Plan; (iv) are subject to exculpation pursuant to Section 11.6 of the Plan, including exculpated claims (but only to the extent of the exculpation provided in Section 11.6 of the Plan); or (v) are otherwise stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from: (A) commencing or continuing in any manner any action or other proceeding of any kind, whether directly, derivatively or otherwise, including on account of any Claims, interests, Causes of Action or liabilities that have been compromised or settled against any Released Party (or the property or estate of any Released Party) on account of or in connection with or with respect to any released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities; (B) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (C) creating, perfecting or enforcing any Lien, Claim, or encumbrance of any kind against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (D) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities (unless such right of setoff is asserted against a Debtor(s) and such holder has filed a timely Proof of Claim preserving the right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise); and (E) commencing or continuing in any manner any action or other proceeding of any kind against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities released, settled or compromised pursuant to the Plan; provided that nothing contained herein shall preclude a Person or Entity from obtaining benefits directly and expressly provided to such Person or Entity pursuant to the terms of the Plan; provided, further, that nothing contained herein shall be construed to prevent any Person or Entity from defending against claims objections or collection actions whether by asserting a right of setoff against the Debtors or otherwise to the extent permitted by law; and provided further that nothing in the Plan, this Confirmation Order, or any of the Plan Documents shall preclude the plaintiffs or the class in the ERISA Litigation from, after the Effective Date, (a) to the extent permitted by applicable law, conducting discovery of the Reorganized Debtors (including, for the avoidance of doubt, any committee or subcommittee of the Board) in connection with the ERISA Litigation, including, but not limited to, seeking production of documents in the possession, custody, or control of the Reorganized Debtors or their agents; (b) prosecuting their claims against Arch Coal or Reorganized Arch Coal through settlement or final judgment in the court where the ERISA Litigation is pending (including any appeals therefrom) and seeking and/or obtaining recovery from Arch Coal or Reorganized Arch Coal on account thereof, solely to the extent of (i) available insurance coverage and any proceeds thereof and (ii) any distribution provided to holders of Allowed General Unsecured Claims pursuant to the Plan; or (c) continuing to prosecute the claims and causes of action asserted or to be asserted against any non-Debtor in the ERISA Litigation, including, but not limited to, entering into or enforcing any settlement or judgment obtained in connection with or relating to the ERISA Litigation involving any relevant insurance policy, the proceeds thereof, or otherwise; and nor shall anything in the Plan or Confirmation Order provide the plaintiffs or the class in the ERISA Litigation with any additional or other rights than otherwise existing as of the Effective Date.

85.          Bankruptcy Court Jurisdiction to Evaluate Scope of Release and Exculpation and Related Injunction.  Following entry of this Confirmation Order, this Court shall retain exclusive jurisdiction to consider any and all Claims or Causes of Action subject to the exculpations and releases in Article 11 of the Plan for the purpose of determining whether such claims belong to the Debtors’ Estates or third parties and all parties shall be enjoined from pursuing any such Claims or Causes of Action prior to this Court making such determination.  In the event it is determined that any such Claims or Causes of Action belong to third parties, then, subject to any applicable subject matter jurisdiction or other statutory limitations, this Court shall have exclusive jurisdiction with respect to any such litigation, subject to any determination by this Court to abstain and consider whether such litigation should more appropriately proceed in another forum.

86.          Except as otherwise specifically provided in the Plan or this Confirmation Order, all Persons or Entities who have held, hold or may hold Claims or Interests that arose prior to the Effective Date and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including, without limitation, a Section 510(b) Claim) against or Interest in the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors other than to enforce any right to a distribution pursuant to the Plan or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest (unless such Person or Entity has filed a timely Proof of Claim preserving the right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise).  Such injunction shall extend to any successors and assigns of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

87.          Preservation of Causes of Action.

(a)           Except as expressly provided in Article 11 of the Plan or elsewhere herein, nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Estates may have or that the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Causes of Action or Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives or (ii) the turnover of any property of the Estates to the Debtors or the Reorganized Debtors.

(b)           Except as set forth in Article 11 of the Plan or elsewhere herein, nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

(c)           Except as set forth in Article 11 of the Plan or elsewhere herein, nothing contained in the Plan or this Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in a Plan Supplement) executed to implement the Plan.

88.          Avoidance Actions.  On the Effective Date, the Reorganized Debtors shall be deemed to waive and release all Avoidance Actions; provided that, except as expressly provided in Article 11 of the Plan or this Confirmation Order, the Reorganized Debtors shall retain the right to assert any Claims assertable in any Avoidance Action as defenses or counterclaims in any Cause of Action brought by any Creditor.

89.          Retention of Jurisdiction.  In accordance with (and as limited by) Article 14 of the Plan and section 1142 of the Bankruptcy Code, and except as provided in the Plan and this Confirmation Order, this Court shall have exclusive jurisdiction of all matters arising out of and related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)           To hear and determine all matters relating to the assumption or rejection of executory contracts or unexpired leases and the allowance of Cure amounts and Claims resulting therefrom;

(b)           To hear and determine any motion, adversary proceeding, application, contested matter or other matter pending on or commenced after the Confirmation Date in the Court;

(c)           To hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim against any of the Debtors;

(d)           To hear and determine matters relating to the DIP Facility and the DIP Order;

(e)           To ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan;

(f)            To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

(g)           To hear and determine any disputes with the Claims Oversight Committee;

(h)           To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or any order of the Court, including this Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, this Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

(j)            To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, this Confirmation Order or any other order of this Court;

(k)           To issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan;

(l)            To enter, implement or enforce such orders as may be appropriate in the event this Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(m)          To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(n)           To hear and determine any other matters related to the Plan and not inconsistent with the Bankruptcy Code;

(o)           To determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Approval Order, this Confirmation Order, any of the Plan Documents or any other contract, instrument, release or other agreement or document related to the Plan, the Disclosure Statement or the Plan Supplement; provided that, notwithstanding anything herein to the contrary, the Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement, any New First Lien Debt Facility Document or any Extended Securitization Facility Document that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement, any New First Lien Debt Facility Document or any Extended Securitization Facility Document shall be governed in accordance with the provisions of such documents;

(p)           To recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Reorganized Debtors, wherever located;

(q)           To hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(r)            To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(s)            To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity;

(t)            To hear any other matter not inconsistent with the Bankruptcy Code; and

(u)           To enter a final decree closing the Chapter 11 Cases.

90.          Enforceability of Plan Documents.  Pursuant to Sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan and all Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

91.          Ownership and Control. The consummation of the Plan shall not, unless the Debtors expressly agree in writing, constitute a change of ownership or change in control, as such terms are used in any statute, regulation, contract or agreement (including, but not limited to, any agreements assumed by the Debtors pursuant to the Plan or otherwise and any agreements related to employment, severance or termination agreements or insurance agreements) in effect on the Effective Date and to which any of the Debtors is a party.

92.          Exemption from Transfer Taxes and Recording Fees.  Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, Transfer or exchange of notes or equity securities under the Plan, the creation, the filing or recording of any mortgage, deed of trust or other security interest, the making, assignment, filing or recording of any lease or sublease, the transfer of title to or ownership of any of the Debtors’ interests in any property, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the Plan Documents, the New Common Stock, the New Warrants and any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate or other transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment in the United States.  This Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

93.          Effectiveness of All Actions.  All actions authorized to be taken pursuant to the Plan shall be effective on, prior to or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, members or stockholders of Reorganized Arch Coal or the other Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members or stockholders.

94.          Approval of Consents.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the schedules to the Plan, the Plan Supplement and the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

95.          Payment of Professionals.  As of the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors may employ and pay all Professionals and may pay the reasonable and documented fees and expenses of each of the DIP Agent’s, the DIP Lenders’, the First Lien Agent’s and the First Lien Lenders’ professionals, in each case, in accordance with the DIP Order and the RSA Order in the ordinary course of business without any further notice to, action by or order or approval of the Court or any other party.

96.          Dissolution of Creditors’ Committee.  After the occurrence of the Effective Date, the Creditors’ Committee’s functions shall be restricted to, and the Creditors’ Committee shall not be heard on any issue except, applications filed pursuant to sections 330 and 331 of the Bankruptcy Code.  Upon the resolution of all applications filed by the Creditors’ Committee pursuant to sections 330 and 331 of the Bankruptcy Code, the Creditors’ Committee shall dissolve.  Upon the dissolution of the Creditors’ Committee, the current and former members of the Creditors’ Committee and their respective officers, employees, counsel, advisors and agents shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s respective attorneys, accountants and other agents shall terminate.

97.          Disclosure: Agreements and Other Documents.  The Debtors have disclosed all material facts regarding, to the extent applicable, (a) the New Certificate of Incorporation and similar constituent documents, (b) the selection of directors and officers for the Reorganized Debtors, (c) the Restructuring Transactions described in Section 5.5 of the Plan and the Plan Supplement, (d) the distribution of Cash, (e) the New Common Stock, (f) the New Warrants, (g) the New First Lien Debt Facility, (h) the New First Lien Debt Facility Documents, (i) the Extended Securitization Facility, (j) the Extended Securitization Facility Documents, (k) the other matters provided for under the Plan involving corporate action to be taken by or required of the Reorganized Debtors, and (l) all contracts, leases, instruments, releases, indentures and other agreements related to any of the foregoing.

98.          KU.  Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or in any contract, instrument, release or other agreement or document created pursuant to the Plan or the Confirmation Order, the adequate assurance deposit held by Kentucky Utilities Company including its Old Dominion Power Company unit (together, “KU”) pursuant to that invoice dated February 17, 2016 shall continue to be held by KU following the Effective Date to secure the obligations of any Debtor to KU for electricity provided up to and including the Effective Date, and as deposits for accounts through which electricity will be provided following the Effective Date.  In the event that the Reorganized Debtors fail to pay any invoice for electricity provided to the Debtors up to and including the Effective Date and the adequate assurance deposit is insufficient to satisfy any such invoice, the deficiency shall be paid in full as an administrative expense of the bankruptcy estates, and the Reorganized Debtors shall remit to KU such deficiency amount and replenish the adequate assurance deposit by wire to KU within five business days of notice of application of the adequate assurance deposit.  Further, upon notice by KU to the Reorganized Debtors care of Rick Damron, Manager of Maintenance III, that all or any portion of the adequate assurance deposit has been applied to an outstanding invoice for electricity provided to the Reorganized Debtors following the Effective Date, the Reorganized Debtors shall, by wire transfer, replenish the portion of the adequate assurance deposit applied by KU within five business days of notice of such application.  As soon as practicable following the eighteen month anniversary of the Effective Date, and every eighteen months thereafter, the Reorganized Debtors and KU shall confer in good faith regarding KU’s ongoing security deposit requirement.

99.          Pine Branch.  Notwithstanding anything to the contrary in the Plan or herein or the Debtors’ rejection of that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Arch Coal, ICG, Inc. (“ICG”) and Pine Branch Mining, LLC (“Pine Branch”), dated February 7, 2014, Arch Coal and ICG shall continue to pay, satisfy and otherwise discharge the liabilities and obligations expressly set forth under Sections 2.3(g) and 2.3(h) of the Purchase Agreement, in each case, in accordance with and subject to the terms and conditions set forth therein, and, upon the Effective Date, all Proofs of Claim filed by Pine Brach shall be deemed withdrawn automatically and may be expunged from the official claims register without any further notice to or action by the Court.

100.        Crab Orchard.  Nothing in the Plan or this Confirmation Order shall release, discharge, preclude, exculpate or enjoin the enforcement by Crab Orchard Coal and Land Company (“Crab Orchard”) of (a) any default under that certain Agreement and Deed of Lease dated January 1, 1965, by and between Crab Orchard and the predecessor in title of ICG Beckley, LLC as subsequently amended and assigned from time to time, the (“Crab Orchard Lease”) that is not in existence as of the Effective Date or (b) any amount or obligation on account of any claim arising from or relating to any environmental condition, claim, or obligation (if any), in each case to the extent provided for under the Crab Orchard Lease, and which, as of the Effective Date is contingent or unliquidated, and, in each case of (a) and (b), the Debtors shall retain all rights and defenses with respect to any such assertions.

101.        Union Pacific.  Nothing in the Plan or this Confirmation Order shall preclude or prejudice Union Pacific Railroad Company (“Union Pacific”) from seeking and/or obtaining a judgment and/or recovery from the Debtors or the Reorganized Debtors solely to the extent of available insurance coverage and any proceeds thereof, if any; provided that the Debtors and the Reorganized Debtors shall only be nominal defendants in any such proceeding and shall not be personally liable to Union Pacific in any way whatsoever for any judgment or recovery awarded in any such proceeding.

102.        Great Northern Properties.  For the avoidance of doubt, nothing in the Plan or this Confirmation Order shall release, waive or discharge any surviving or post-termination obligation of Ark Land Company arising out of or directly related to that certain Coal Mining Lease, dated November 12, 2009, between Great Northern Properties Limited Partnership and Ark Land Company, including, but not limited to, the post-termination obligations set forth in Sections 7 and 15 of such Coal Mining Lease, in each case, solely to the extent such obligation is not a Claim, and Ark Land Company and Great Northern Properties Limited Partnership reserve all rights with respect thereto.

103.        Certain Lease Counterparties.  Nothing in the Plan or this Confirmation Order shall preclude Norfolk Southern Railway Company, Pocahontas Development Corporation, or Pocahontas Land Corporation (collectively, the “Counterparties”), as applicable, from asserting that the Plan or Confirmation Order does not release, discharge, preclude, exculpate or enjoin the enforcement of (a) any default under the leases between any of the Debtors and any of the Counterparties identified on Schedule 9.2 (the “Counterparty Leases”) that is not in existence as of the Effective Date or (b) any amount or obligation on account of any claim arising from or relating to any environmental condition, claim, or obligation (if any), in each case to the extent provided for under the applicable Counterparty Lease, and which, as of the Effective Date is contingent or unliquidated, and, in each case of (i) and (ii), the Debtors and the Reorganized Debtors shall retain all rights and defenses with respect to any such assertions.

104.        Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims against the Debtors or Interests in the Debtors and their respective heirs, executors, administrators, successors and assigns.

105.        Governing Law.  Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent the Plan, an exhibit or a schedule thereto, a Plan Document or any settlement incorporated herein provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

106.        Plan Modifications.  After the Confirmation Date, but before the Effective Date, the Debtors, with the consent of the Majority Consenting Lenders, the Creditors’ Committee and, solely to the extent provided for in the Restructuring Support Agreement, the Initial Consenting Noteholders, may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests.

107.        Notice of Entry of Confirmation Order and Effective Date.  Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Reorganized Debtors shall file and serve notice of entry of this Confirmation Order and Effective Date in substantially the form annexed hereto as Appendix B (the “Notice of Confirmation”) on all holders of Claims and Interests, the United States Trustee for the Eastern District of Missouri, the attorneys for the Creditors’ Committee and other parties in interest by causing the Notice of Confirmation to be delivered to such parties by first-class mail, postage prepaid, within 10 Business Days after the Effective

Date.  The Notice of Confirmation shall also be published in The Wall Street Journal, National Edition, and posted on the Debtors’ case information website (located at https://cases.primeclerk.com/archcoal).  Such notice is adequate under the particular circumstances and is approved and no other or further notice is necessary.  Such Notice of Confirmation shall also serve as the notice setting forth the Other Administrative Claim Bar Date required by Section 7.2 of the Plan and as the notice of the Effective Date.

108.        Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

109.        References to Plan Provisions.  The failure to include or specifically describe or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be approved and confirmed in its entirety.

110.        Findings of Fact.  The determinations, findings, judgments, decrees and orders set forth and incorporated herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.  Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law.  Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

111.        Conflicts Between Confirmation Order and Plan.  The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of the Plan and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern over the provisions of the Plan and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

112.        Final Order.  This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.  The 14-day stay of this Confirmation Order, as set forth in Bankruptcy Rule 3020(e), is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

Dated:	September 13, 2016
St. Louis, Missouri

/s/ Charles E. Rendlen, III
CHARLES E. RENDLEN, III
U.S. Bankruptcy Judge

Order prepared by:

Marshall S. Huebner

Brian M. Resnick

Michelle M. McGreal

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, New York 10017

APPENDIX A

APPENDIX B